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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 22, 2005
                                                          ---------------

                           CEA ACQUISITION CORPORATION
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     000-50531            20-0308891
------------------------------    ------------------  -----------------------
(State or Other Jurisdiction          (Commission          (IRS Employer
      of Incorporation)               File Number)      Identification No.)

   101 East Kennedy Boulevard, Suite 3300, Tampa, Florida            33602
-------------------------------------------------------------   ---------------
          (Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code:  (813) 226-8844
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

GENERAL; STRUCTURE OF MERGER
----------------------------

         On August 22, 2005, CEA Acquisition Corporation ("CEA") entered into an
Agreement and Plan of Merger ("Merger Agreement") with etrials Worldwide, Inc., a Delaware corporation ("etrials") and certain stockholders of etrials ("Signing
Stockholders"). A wholly owned subsidiary of CEA, formed to effectuate the merger by merging with and into etrials, is also a party to the Merger
Agreement. As a result of the merger, etrials will be the surviving corporation and will be a wholly owned subsidiary of CEA.

         The current executive officers of etrials, including John Cline and
James W. Clark, Jr., will continue in their positions after the merger. Messrs.
Cline and Clark will also become the executive officers of CEA. After the merger, four persons designated by etrials, including Mr. Cline, and three persons designated by CEA will constitute a seven person board of directors of
CEA. The Signing Stockholders and certain of etrials' officers and directors, on the one hand, and certain stockholders of CEA, on the other hand, have entered into a Voting Agreement pursuant to which they have agreed to vote for the other's designees to CEA's board of directors through the election in 2007.

         The Signing Stockholders hold sufficient securities to approve and adopt the Merger Agreement for purposes of the Delaware General Corporation Law
("DGCL"), subject to giving written notice to the other etrials stockholders pursuant to the DGCL.

         The merger is expected to be consummated toward the end of the fourth quarter of 2005, after the required approval by CEA stockholders and the fulfillment of certain other conditions, as discussed herein.

MERGER CONSIDERATION
--------------------

         Pursuant to the Merger Agreement, the holders of securities of etrials outstanding immediately before the merger will receive, in exchange for such securities, an aggregate of 7,400,000 shares of CEA common stock and warrants to purchase an aggregate of 4,250,000 shares of CEA common stock. The number of shares of CEA common stock issuable to the etrials security holders will be (i)
increased by that number of shares equal to the aggregate amount of cash received by etrials as a result of exercises of warrants to purchase etrials'
common stock prior to the closing of the merger, if any, divided by $5.80 and,
(ii) together with the CEA warrants, will be decreased by the shares and warrants allocable to security holders who elect to exercise, and perfect, appraisal rights under the DGCL. The shares of CEA common stock and CEA warrants will be allocated among the etrials security holders in the manner set forth in the Merger Agreement. The CEA warrants to be issued to the etrials security holders will be identical in form to the warrants sold by CEA in its initial public offering pursuant to its Prospectus dated February 12, 2004 (the "IPO").
In addition to the rights given to the holders of the CEA warrants by the terms of the warrants, the etrials security holders (but, with certain exceptions, not their transferees) will have the contractual right, in the event of a redemption of the warrants, to pay the exercise price by a "cashless exercise" pursuant to a formula set out in the Merger Agreement. Outstanding stock options granted by etrials to its employees, consultants and advisors will be converted into options to purchase CEA common stock having a substantially equivalent value.

REPRESENTATIONS AND WARRANTIES
------------------------------

         The Merger Agreement contains representations and warranties of each of etrials and CEA relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of other properties, including intellectual property, (h) accounts receivable, (i) inventory, (j) contracts, (k) title and condition of assets, (l)
absence of certain changes, (m) employee matters, (n) compliance with applicable laws, (o) absence of litigation, and, with respect to CEA (p) compliance with applicable provisions of securities laws, including past and transaction-related filings. The Signing Stockholders have represented and warranted, among other things, as to their accredited investor status and have agreed to exercise all warrants for etrials securities held by them prior to the closing of the merger.

COVENANTS
---------

         CEA and etrials have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

         The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

         (i)    The parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement;

         (ii)   etrials to maintain insurance polices providing insurance
         coverage for its business and its assets in the amounts and against the risks as are commercially reasonable for the businesses and risks covered;

         (iii)  The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

         (iv)   CEA to prepare and file a registration statement, which shall contain a prospectus/proxy statement, to register, under the Securities
         Act of 1933, the shares of its common stock and the warrants that will be issued to the etrials

         security holders pursuant to the merger and the shares of common stock issuable upon exercise of the warrants, and to solicit proxies from the CEA stockholders to vote in favor of proposals regarding the adoption of the Merger Agreement and the approval of the merger, the change of CEA's name to one selected mutually by CEA and etrials, the increase of the number of authorized shares of CEA common stock from
         20,000,000 to 50,000,000, an amendment to CEA's certificate of incorporation deleting certain portions of Article VI thereof
         (relating to certain actions that will no longer be required after the merger) and the adoption of an incentive stock option plan providing for the granting of options for shares of CEA common stock in a number not less than 15% of the number of fully-diluted shares of CEA common stock to be outstanding immediately after the merger;

         (v)    CEA and etrials to use their reasonable best efforts to obtain the listing for trading on Nasdaq of CEA's common stock and warrants;
         and

         (vi)   etrials and the Signing Stockholders to waive their rights to make claims against CEA to collect from a trust fund established for the benefit of the CEA stockholders who purchased their securities in
         CEA's IPO for any moneys that may be owed to them by CEA for any reason whatsoever, including breach by CEA of the Merger Agreement or its representations and warranties therein.

CONDITIONS TO CLOSING
---------------------

         GENERAL CONDITIONS
         ------------------

         Consummation of the transactions is conditioned on the CEA stockholders, at a meeting called for these purposes, (i) adopting the Merger
Agreement and approving the merger, (ii) approving the change of CEA's name, and
(iii) approving the increase of the of authorized shares of CEA's common stock from 20,000,000 to 50,000,000. The stockholders will also be asked to adopt the stock option plan and to approve the removal of all of the provisions of Article
VI of CEA's certificate of incorporation other than the paragraph relating to
CEA's board of directors. The transaction is not dependent on the approval of either of such actions.

         The adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding common stock of CEA. The holders of the common stock of CEA issued prior to its IPO, including the current officers and directors of CEA, have agreed to vote their shares in the matter of the approval of the Merger Agreement to the same effect as the majority of the shares sold in the IPO ("Public Shares") are voted. Additionally, if holders owning 20% or more of the Public Shares vote against the transaction and exercise their right to convert their Public Shares into a pro-rata portion of the funds held in trust by CEA for the benefit of the holders of the Public
Shares, then the transaction contemplated by the Merger Agreement cannot be consummated. The approval of the CEA name change, the increase in the number of authorized shares of CEA common stock and the amendment of Article VI of CEA's certificate of incorporation will require the affirmative vote of the holders of a majority of

the outstanding common stock of CEA. The approval of the stock option plan will require the affirmative vote of a majority of the outstanding common stock of
CEA present in person or by proxy at the stockholder meeting.

         In addition, the consummation of the transactions contemplated by the
Merger Agreement is conditioned upon (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions, (ii) the execution and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Merger Agreement have been materially complied with by each party, (iv)
the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings, (v) holders of not more than 5% of the shares of any of etrials' common stock, Series A preferred stock and Series B preferred stock outstanding immediately before the closing not having taken action to exercise their appraisal rights under the DGCL, and (vi) CEA's common stock and warrants being quoted on the OTC Bulletin Board or listed for trading on Nasdaq.

         ETRIALS' CONDITIONS TO CLOSING
         ------------------------------

         The obligations of etrials to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:

         (i)    There shall have been no material adverse change in the assets, liabilities, financial condition or prospects of CEA or its business since the date of the Merger Agreement;

         (ii)   CEA shall have obtained directors' and officers' liability insurance having limits of not less than $10,000,000 and such insurance shall be in full force and effect;

         (iii)  etrials shall have received a "fairness opinion" from Raymond
         James and Associates, Inc. to the effect that the merger and the other transactions contemplated by the Merger Agreement are fair to the stockholders of etrials; and

         (iv)   The trust fund established for the benefit of the holders of
         CEA's Public Shares shall contain no less than $21,000,000 and shall be dispersed to CEA immediately upon the closing, less amounts paid to stockholders who have elected to convert their shares to cash in accordance with CEA's certificate of incorporation.

         CEA'S CONDITIONS TO CLOSING
         ---------------------------

         The obligations of CEA to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:

         (i)    At the closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of etrials, its subsidiaries or their businesses since the date of the
         Merger Agreement;

         (ii)   At the closing, etrials, on a consolidated basis immediately prior to closing, will have working capital of not less than
         $1,000,000 plus cash amounts received by it from exercises of its warrants;

         (iii)  The employment agreements entered into by etrials and CEA with
         John Cline, James W. Clark, Jr. and Michael Harte will be in full force and effect; and

         (iv)   CEA shall have received a "fairness opinion" from Capitalink,
         L.C. to the effect that the merger and the other transactions contemplated by the Merger Agreement are fair to the stockholders of
         CEA.

INDEMNIFICATION
---------------

         As the sole remedy for the obligation of the stockholders of etrials to indemnify and hold harmless CEA for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of etrials, there will be held back from the shares of CEA common stock to be issued to such stockholders upon consummation of the merger, for a period of eighteen months, 10% of such shares, which shall be placed in escrow with an independent escrow agent. Claims may be asserted once the damages exceed
$200,000 and are indemnifiable to extent that damages exceed $200,000. Any indemnification payments shall be paid solely from the shares held back and shall be deemed to be an adjustment to the merger consideration. For purposes of satisfying an indemnification claim, shares of CEA common stock will be valued at the average reported last sales price for the ten trading days ending on the last day prior to the day that the claim is paid.

         The determination to assert a claim for indemnification by CEA against the shares held back will be made by a committee consisting of three persons who were members of CEA's board of directors prior to the closing. James W. Clark,
Jr. has been designated under the Merger Agreement to represent the interests of the stockholders of etrials with respect to claims for indemnification by CEA against such shares. Expenses of Mr. Clark or his successor for attorneys' fees and other costs incurred in connection with indemnification claims shall be borne by CEA in the first instance and shall be subject to reimbursement from the shares held back with respect to any indemnification claim that is finally established.

TERMINATION
-----------

         The Merger Agreement may be terminated at any time, but not later than the closing as follows:

         (i)    By mutual written consent of CEA and etrials;

         (ii)   By either party if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

         (iii)  By either party if the closing has not occurred by February 11,
         2006;

         (iv)   By either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; or

         (v)    By either party if, at the CEA stockholder meeting, the Merger
         Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of CEA's common stock, or 20% or more of the Public Shares request conversion of their shares into the pro rata portion of the trust fund in accordance with CEA's certificate of incorporation.

EMPLOYMENT AGREEMENTS
---------------------

         In connection with the execution of the Merger Agreement, John Cline, etrials' current President and Chief Executive Officer, and James W. Clark, Jr.,
etrials' current Vice President of Finance and Chief Financial Officer, have entered into employment agreements with etrials and CEA and Michael Harte, etrials' current Senior Vice President of Strategic Accounts, has entered into an employment agreement with etrials. Each agreement is dated as of August 22,
2005, and sets forth the terms of the executive's employment with the merged companies effective upon the Closing.

         Under the employment agreement for Mr. Cline, (the "Cline Employment
Agreement"), Mr. Cline has agreed to serve as the President and Chief Executive
Officer of both CEA and etrials for an initial term of two years, which initial term shall automatically be renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either CEA or Mr. Cline. The
Cline Employment Agreement provides that Mr. Cline will receive a minimum base salary of $250,000. The Cline Employment Agreement also provides that Mr. Cline shall be granted options to purchase 500,000 shares of CEA common stock within
45 days of the Closing, such options to vest quarterly in arrears over a four year period and to have an exercise price equal to the fair market value of
CEA's common stock on the date of grant.

         In addition, the Cline Employment Agreement provides that Mr. Cline is entitled to receive an annual bonus of up to one hundred percent of his base salary on terms and conditions determined by the Compensation Committee of CEA's board of directors, and to participate in all present and future employee benefit, retirement and compensation plans of CEA and etrials consistent with his position as Chief Executive Officer and President of each company.

         Under the employment agreement for Mr. Clark (the "Clark Employment
Agreement"), Mr. Clark has agreed to serve as the Vice President of Finance,
Chief Financial Officer, Secretary and Treasurer of both CEA and etrials for an initial term of two years, which initial term shall automatically be renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either CEA or Mr. Clark. The Clark Employment Agreement provides that
Mr. Clark will receive a minimum base salary of $200,000. The Clark Employment
Agreement also provides that Mr. Clark shall be granted options to purchase
350,000 shares of CEA common stock within 45 days of the Closing, such options to vest quarterly in arrears over a four year period and to have an exercise price equal to the fair market value of CEA's common stock on the date of grant.

         In addition, the Clark Employment Agreement provides that Mr. Clark is entitled to receive an annual bonus of up to one hundred percent of his base salary on terms and conditions determined by the Compensation Committee of CEA's board of directors, and to participate in all present and future employee benefit, retirement and compensation plans of CEA and etrials consistent with his position as Vice President of Finance, Chief Financial Officer, Secretary
and Treasurer of each company.

         Under the employment agreement for Mr. Harte, (the "Harte Employment
Agreement"), Mr. Harte has agreed to serve as the Senior Vice President of
Strategic Accounts of etrials for an initial term of two years, which initial term shall automatically be renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either etrials or Mr. Harte. The
Harte Employment Agreement provides that Mr. Harte will receive a minimum base salary of $160,000.

         In addition, the Harte Employment Agreement provides that Mr. Harte is entitled to receive commissions on terms and conditions determined by etrials'
Chief Executive Officer and approved by etrials' board of directors, and to participate in all present and future employee benefit, retirement and compensation plans of etrials consistent with his position as Senior Vice
President of the company.

         Each of the three employment agreements further provides that, in the event of the termination of the executive's employment (including termination as a result of non-renewal), the employer will pay the executive his base salary and annual bonus or commissions through the date of termination if he is terminated by for "cause" (as defined) or if he terminates his employment without "good reason" (as defined). If the termination is without "cause" or for
"good reason", the employer will (i) pay the executive his base salary for a period of twelve months after the termination of his employment, and (ii) any stock options that would have vested and become exercisable within one year of the date of termination shall immediately become vested and exercisable. If the employer terminates the executive's employment in connection with a "change in control" (as defined), the employer will pay the executive his base salary for a period of eighteen months after the termination of his employment, and all of the executive's stock options shall immediately become vested and exercisable.
The executive's exercisable stock options will remain exercisable for a one year period after

his termination other than for "cause"; such exercise may be made on a cashless basis if made within 90 days of the date of termination.

         Each of the three employment agreements also includes certain restrictive covenants that limit the executive's ability to compete with CEA and etrials or to divulge certain confidential information concerning CEA and etrials (or, in the case of Mr. Harte, only etrials in each instance).

ITEM 7.01    REGULATION FD DISCLOSURE

THE ETRIALS BUSINESS
--------------------

         etrials is a leading provider of recently developed technologies created specifically for drug and medical device development called "eClinical"
software and related professional services. Traditionally, the functions to which eClinical software applies have been performed using paper forms and manual processes. Integrated eClinical software applications both span and support the entire clinical trial process and are intended to replace the paper forms and manual processes.

         The eClinical software and professional services that etrials provides to the pharmaceutical, biotechnology and medical device industries and to organizations that provide services to those industries, including contract research organizations ("CROs"), which enable etrials' customers to:

    o    collect data through computers, phones, tablet PCs or handheld devices from sites that are participating in clinical studies
         (investigators);

    o    integrate and track clinical trial data from different sources such as labs, images and patient reported values from in-home testing devices such as blood glucose monitors;

    o    manage the efficiency of clinical trials including patient enrollment, drug supply and site payments; and

    o    analyze and report the data in ways that improve understanding of the results.

         etrials was incorporated on June 9, 1999 in the State of Delaware and is headquartered in the Research Triangle Park area of North Carolina. Its executive offices are located at 2701 Aerial Center Executive Park, Suite 100,
Morrisville, North Carolina 27560, its telephone number is (919) 653-3400 and its website is www.etrials.com. It has built its international capabilities with an office in the United Kingdom and has sales personnel in North Carolina,
Pennsylvania, Indiana and California and software developers in New York.

TECHNOLOGY PLATFORM. The etrials eClinical suite of software is primarily a
Web-based technology platform for automating and optimizing clinical trials by capturing data in

different phases of the drug or device development process. The platform employs an open architecture that allows other data and information management products to easily integrate with the etrials software.

PRODUCTS. The most strategic aspect of etrials' integrated product architecture is that it efficiently gathers all the key clinical data in one data repository.
By doing so, its customers gain unprecedented insight into every aspect of a clinical trial. They can reuse database elements to reduce trial cost and are able to examine data across multiple studies to improve their ability to identify trends. Five categories of its software products support this data warehouse:

    o    EDC SOFTWARE. In every human clinical trial for a potential new drug, there is a massive amount of information that must be captured about patients, drug interactions, and drug
         effectiveness. Traditionally, this has all been captured using paper case report forms ("CRF") filled out at doctor's offices
         (also called investigator sites). Using paper, transcription errors and processing inefficiencies can cause significant delays in having reliable data to review, which lengthens the decision and approval process. Electronic Data Capture ("EDC") uses the
         Internet and Web-based forms to collect this information faster then can be done using paper forms. Data can be reviewed as soon as it is entered. Because the data can be validated as it is entered, the data is much more reliable than data collected via paper processes. This helps determine the safety and efficacy of the drugs being tested. etrials is a leader in the EDC and
         Electronic Patient Diary ("EPD") markets.

    o    EPRO SOFTWARE. In many clinical trials, etrials' clients collect qualitative data about a patient's interaction with the medication or device being tested. When collected through technology, as opposed to on paper, this information is called Electronic Patient
         Reported Outcomes ("ePRO"). etrials was one of the first software vendors to use handheld devices (personal data assistants or
         "PDAs") to capture patient reported outcomes. etrials' technology enables its customers to deploy patient diaries on handheld devices, tablet PC's, laptops, and wireless phones.

    o    IVRS SOFTWARE. Phone-based technologies for capturing data and managing clinical studies are collectively known as Interactive
         Voice Response Systems ("IVRS"). In drug research, IVRS tools play a major role in enrolling patients into a study, assigning each patient on a random basis to either a real drug or a placebo, managing drug supply, and collecting patient data. etrials' IVRS software is an advanced phone-based technology that uses complex algorithms for intelligently randomizing clinical trial subjects.

    o    CTMS SOFTWARE. Managing the clinical trial is as important as collecting data in drug research. Technologies for managing study budgets, grant payments, milestones and study personnel are referred to as Clinical Trial Management Systems ("CTMS").
         etrials' CTMS software gives its clients a complete set of

                                       10

         tools to control every aspect of their studies. Because it integrates with other etrials products, milestones can be driven by the actual work as it is done.

    o    ANALYSIS SOFTWARE. After clinical trial data is collected, drug researchers need to be able to use the collected data to make the decisions about safety, efficacy and ongoing trial conduct.
         etrials' analysis software is a combination of technologies to gain insight on what the results may mean. It includes integrated technology from SAS Institute, Inc. ("SAS") for advanced analysis and review of trial results. etrials is one of two EDC companies authorized to sell the SAS(R) Drug Development Platform on a per-trial basis.

         All of the core products in the etrials eClinical platform have their own design tools that allow its customers to rapidly deploy their studies, a key to customer satisfaction. These design, testing and deployment tools are also essential to its subscription licensing strategy. Many clients seek to internalize key processes, but they don't want to develop the software or the infrastructure themselves. etrials' tools assist its customers to design their own key clinical trial processes.

PROFESSIONAL SERVICES. In addition to the products described above, etrials also performs technical services for its software customers, including training, implementation, technology management, system performance and evaluation, knowledge transfer and ongoing technology support.

    o    PROJECT TRAINING. etrials trains the investigator sites and clinical researchers on how to effectively use its software.

    o    PROJECT IMPLEMENTATION. etrials develops database specifications, designs the screen forms and backend data structure, determines the data transformations necessary and configures the required infrastructure, including both hardware and communications systems.

    o    PROJECT MANAGEMENT. etrials utilizes its software to provide ongoing management of the technical aspects of a clinical trial, from start-up, to deployment, to conduct, to close out. These services typically involve monitoring the study's budgeted hours, ensuring milestones are hit, and coordinating changes to the database when changes need to occur. Its personnel do not manage the overall clinical trial. Their role is usually limited to managing how its software is used in the clinical trial. As etrials transitions to a subscription licensing business model, it expects its project management personnel will become consultants that help subscription clients with enterprise-wide technical implementation that is not limited to specific clinical trials.

    o    SYSTEM HOSTING AND PERFORMANCE MONITORING AND VALIDATION. These
         technical services ensure that the servers and software are performing according to specifications and test the software for its applicability and design.

                                       11

    o    COMPREHENSIVE KNOWLEDGE TRANSFER. For those clients who want to internalize the design and management of their clinical studies, this consulting service trains their staff in the use of the design software and the steps involved in deploying trials.

    o    ON-GOING TECHNICAL SUPPORT. Support for the investigators
         (doctors), research staff and other system users accessing the software.

REVENUE COMPONENTS. There are several components to etrials revenue. It charges a software usage fee (licensing fee) for each technology and every application of that technology for a clinical study. This fee can vary depending on the size of the trial, the complexity of the trial and the number of users accessing the system. This fee typically averages about 20% of the total contract price, with the remaining 80% made up of hosting, training, support and other professional services as described above.

         An increasing component of etrials' revenue comes from subscription licenses, for which etrials receives annual subscription license fees paid in advance in return for discounted software usage fees. The agreements typically run for three years. One enhancement of this model includes a "technology transfer" component, in which the client receives the tools to design and deploy its own studies, while still licensing the core eClinical applications from etrials. This allows the client to perform many project management and technical services itself, while not undertaking the infrastructure build-out, hosting or software maintenance for the core applications.

         etrials has targeted CROs as early adopters of its subscription licensing model and has entered into subscription licenses with two of the largest CROs in the world. In these arrangements, it licenses to the CROs etrials' technologies for use by the CROs in studies the CROs run for their clients, typically large and mid-tier pharmaceutical companies.

         This tiered software license approach may decrease the
unpredictability of revenue recognition as the market evolves from early adopters to mass adoption. In the per trial model, revenue is recognized over the life of a clinical trial, which in some cases can be in excess of 30 months.
Delays due to FDA review or physician recruitment may further delay its recognizing revenue. etrials' annual subscription-based model allows it to recognize revenue over a predictable 12-month period.

CUSTOMERS
---------
         etrials has an established customer and revenue base of
approximately 25 current clients who are transitioning from paper processes to electronic clinical trials and, using licensed software and technical services from etrials, are running more than 100 concurrent trials. Additionally, etrials licenses software to numerous CROs, including subscription license agreements with Quintiles, Omnicare, and Cato. etrials clients have used the eClinical software in all or part of 450 trials in 50 countries. The United States Food and Drug Administration ("FDA") has accepted trials utilizing etrials' eClinical

                                       12

software and thirteen of these trials have resulted in successful regulatory approvals for clients.

         All etrials customers are life science companies, including pharmaceutical, biotechnology and medical device concerns, as well as CROs.
Because their needs and sales approaches are unique depending on the focus of each client, we have divided its sales efforts into three primary business units, each targeting a unique customer group. These customer groups are
Clinical, CRO and Peri Approval.

         The Clinical Business Marketing Group sells technology and related services to clients running Phase I to Phase III clinical trials. These clients may work in any therapeutic area (e.g., cardiology, oncology, etc.), and may be in large pharmaceutical companies, small biotechnology companies or medical device manufacturers. These clinical trials are highly regulated and require strict adherence to U.S and international guidelines. Sales for Phase I to Phase
III clinical trials currently represent the largest share of etrials' total revenue.

         The CRO Business Marketing Group sells subscription software licenses to contract research organizations that use the technology in the work they do for pharmaceutical companies. Though CROs have been slow to abandon paper processes, etrials believes this is rapidly changing as their clients are requiring them to apply the efficiencies of eClinical software to the outsourced studies CROs conduct.

         The Peri Approval Business Marketing Group focuses on selling technology solutions to companies running marketing studies, surveys, safety surveillance studies and drug registries. This segment of drug research is growing rapidly, particularly as more attention is paid to the safety profile of drugs over long periods of time. Though many of these studies are regulated, those focused on marketing claims are often not held to the same strict standards as Phase I to III clinical trials.

         Many of etrials' customers in all groups license more than one technology from the etrials eClinical Suite. etrials believes it has the opportunity to cross-sell new technologies, based on its experience with IVRS and CTMS acquisitions it completed in 2004 and 2005. While every licensing opportunity is unique, the average sales cycle is approximately six months for new clients. The size of contracts, including licensing, hosting and professional technical services vary widely, but range from $50,000 for single, very small trials to multi-million dollar contracts for subscription licenses and very complex trials.

INTELLECTUAL PROPERTY RIGHTS
----------------------------

         etrials' success depends, in part, upon its proprietary technology, processes, trade secrets, and other proprietary information, and its ability to protect this information from unauthorized disclosure and use. It relies on a combination of copyright, trade secret, and trademark laws, confidentiality procedures, contractual provisions and other similar

                                       13

measures to protect its proprietary information. It has licensed MiniDoc diary technology issued patents from MiniDoc AB.

         etrials has filed an application to obtain patent protection for its automated methods and systems for changing a clinical study in progress. Its software and business processes embody numerous trade secrets which it protects through various physical and technical security measures, as well as by agreement. Its software, related manuals and other written materials are subject to copyright protection. Its etrials(TM) mark serves to identify and distinguish its software and services in the market.

         Over the past several years, etrials has made numerous changes in its product names. Although it owns registered trademarks in the United States and has filed trademark applications in the United States and in certain other countries, it cannot have assurance that its strategy with respect to its trademark portfolio will be adequate to secure or protect all necessary intellectual property. There can be no assurance that its means of protecting these proprietary rights will be adequate or that its competitors will not independently develop similar technology.

         As part of its efforts to protect its proprietary information, etrials enters into license agreements with its customers and nondisclosure agreements with certain of its employees, consultants and corporate partners. These agreements generally contain restrictions on disclosure, use and transfer of its proprietary information.

MANAGEMENT
----------

         etrials is led by a management team of industry experts with significant experience in the electronic clinical trials industry. etrials' CEO,
John K. Cline, is a 25-year veteran of the life sciences industry. He previously held positions with MiniDoc, NeuralMed, Biomedical Homecare, Caremark
International, Hoffman Surgical Equipment Company and Organon Pharmaceuticals.
Mr. Cline received a B.A. degree from the University of Georgia. Mr. Cline will be appointed chairman of the board at the close of the merger.

         etrials' CFO, James W.  Clark, Jr., has over 30 years of accounting and financial experience and has served as CFO of both public and private companies, including: MiniDoc AB, a publicly held Swedish company; Clinicor, formerly a public CRO; and Bay Resources, a private Florida company, which he helped grow from $12 million in revenue to over $120 million. Mr. Clark began his career with Ernst & Young and received a B.A. degree from Butler University.

         etrials' president and CEO of the European Division, Pascal King, is a
clinical and healthcare industry leader with 15 years of experience. Mr. King joined etrials from Eclipse, a Dublin-based eCRO specializing in late-phase clinical trials and post-marketing studies, where he founded the company and worked as CEO for three years. Prior to Eclipse, Mr. King held positions with
BetaCure Ltd., H. Lundbeck A/S and ICON plc. Mr. King holds a B.Sc. in
Pharmacology and a Diploma in Marketing from

                                       14

the University College Dublin as well as a postgraduate Diploma in Management from Trinity College Dublin.

         etrials also has several seasoned executives responsible for global sales and marketing, including Michael Harte, senior vice president of strategic accounts. Mr. Harte has over 15 years of sales experience in the pharmaceutical and CRO industries. Prior to joining etrials, Mr. Harte was with Phoenix
International and Omnicare. He received a M.B.A. degree from LaSalle University.

         etrials' current Executive Chairman, Mr. Fred Nazem, is a leading entrepreneur and venture capitalist who has started, financed or guided many companies, including Cirrus Logic, Inc. (CRUS), Genetix Corporation, iQ
NetSolutions, Inc., and Aliaswire, Inc. As a venture capitalist he helped to establish companies such as Universal Health Services, Inc. (UHS), Republic
Health, Inc. (now Tenet Healthcare Corporation (THC) and Apollo Computers (now
Hewlett-Packard company's computer division). Mr. Nazem also served as chairman of Oxford Health Plans, Inc. (OHP). Mr. Nazem holds a B.S. degree in
Biochemistry, an M.S. degree in Physical Chemistry, a M.B.A. degree from
Columbia University and has done doctoral work in Nuclear Physics. Mr. Nazem will resign as Executive Chairman of etrials upon the consummation of the merger.

EMPLOYEES
---------

         As of June 30, 2005, etrials had approximately 100 full-time and part-time employees. No employees are known by it to be represented by a collective bargaining agreement and it has never experienced a strike or similar work stoppage. etrials considers its relations with its employees to be good.

REGULATORY MATTERS
------------------

         etrials' clinical trial software is subject to various regulatory requirements designed to ensure the quality and integrity of the data. Many regulatory authorities, including those in the European Union, or EU, require that study results and data submitted to such authorities be based on studies conducted in accordance with what are called Good Clinical Practice ("GCP").
These provisions represent global industry standards for conducting clinical research and development studies. Records for clinical studies must be maintained for specified periods for inspection by the FDA and other regulators.
Significant non-compliance with GCP requirements can result in the disqualification of data collected during the clinical trial. etrials is also obligated to comply with regulations issued by national and supra-national regulators such as the FDA and the European Medicines Agency, or EMEA. By way of
example, these regulations include the FDA's regulations on electronic records and signatures (21 CFR Part 11), which set out requirements for data in electronic format regarding submissions made to the FDA, and the EMEA's Note for
Guidance "Good Clinical Practice for Trials on Medicinal Products in the
European Community." etrials writes its standard operating procedures related to clinical studies in accordance with regulations and guidelines appropriate to the region where they will be used, thus helping to ensure compliance with

                                       15

GCP. Its commercial services are subject to detailed and comprehensive regulation in each geographic market in which we operate.

         From time to time, one or more of etrials' customers may be investigated by regulatory authorities or enforcement agencies with respect to regulatory compliance of clinical trials and programs. In these situations, etrials may provide services to its customers with respect to the trials and programs being investigated, if it is called upon to respond to requests for information by these authorities and agencies.

         The Health Insurance Portability and Accountability Act of 1996, or
HIPAA, requires the use of standard transactions, privacy and security standards and other administrative simplification provisions by covered entities, which includes many healthcare providers, health plans and healthcare clearinghouses.
The U.S. Department of Health and Human Services ("HHS") has promulgated regulations implementing standards in the United States on Standards for Privacy of Individually Identifiable Health Information to implement the privacy requirements for HIPAA. These regulations generally (1) impose standards for covered entities transmitting or maintaining protected data in an electronic, paper or oral form with respect to the rights of individuals who are the subject of protected health information; and (2) establish procedures for (a) the exercise of those individuals' rights, (b) the uses and disclosure of protected health information by the covered entity, and (c) the methods permissible for de-identification of health information. etrials is not a "covered entity" under the HIPAA Standards for Privacy of Individually Identifiable Health Information
(also known as the HIPAA Privacy Rule).

         etrials receives identifiable health information from its clients and from their clients who are covered entities or who are employed by covered entities. In order for covered entities to disclose identifiable health information, there must be an applicable permission from the research participant or an exception under the HIPAA Privacy Rule. Based on etrials'
communications with its clients from whom it receives identifiable health information, it believes that it will continue to be able to obtain such information, consistent with requirements of the HIPAA Privacy Rule. However, if the covered entities do not understand the permissions for disclosure of information, it is possible that they could object to providing identifiable health information to etrials, which could have an adverse effect on its ability to receive such information in a manner that will not impact its business operations.

         The impact of such legislation and regulations relating to identifiable health information in the United States cannot be predicted. Other countries have or are in the process of putting privacy laws into place affecting similar areas of its business. For instance, the EU Directive applies standards for the protection of all personal data, not just health information, in the EU and requires the EU member states to enact national laws implementing the Directive.
Such legislation or regulations could materially affect etrials' business.

                                       16

LEGAL PROCEEDINGS
-----------------

         From time to time, etrials is a party to various lawsuits arising in the ordinary course of business. On July 6, 2004, PHT Corporation filed a patent infringement complaint claiming the etrials patient diary technology infringed a
PHT patent. etrials incurred approximately $520,000 in legal costs defending the action and on August 22, 2005 the parties signed a settlement agreement resolving this matter.

FINANCIAL INFORMATION
---------------------

         The etrials' unaudited financial information included in Exhibit 99.1 to this Report was prepared by etrials as a private company in accordance with
United States generally accepted accounting principles, may not be in compliance with SEC Regulation S-X and may be subject to change upon audit.

ITEM 9.01.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits:

              10.1   Merger Agreement dated August 22, 2005 among CEA
                     Acquisition Corporation, etrials Acquisition, Inc., etrials
                     Worldwide, Inc. and Certain Stockholders of etrials
                     Worldwide, Inc.

              10.2   Voting Agreement dated August 22, 2005 among CEA
                     Acquisition Corporation, certain security holders of
                     etrials Worldwide, Inc. and certain security holders of CEA
                     Acquisition, Inc.

              10.3   Lock-Up Agreement dated August 22, 2005 executed by certain of the security holders of etrials Worldwide, Inc.

              10.4   Lock-Up Agreement dated August 22, 2005 executed by
                     Quintiles Transnational Corp. and Q Finance Inc.

              10.5   Employment Agreement dated August 22, 2005, among CEA
                     Acquisition Corporation, etrials Worldwide, Inc. and John
                     Cline

              10.6   Employment Agreement dated August 22, 2005, among CEA
                     Acquisition Corporation, etrials Worldwide, Inc. and James
                     W. Clark, Jr.

              10.7   Employment Agreement dated August 22, 2005, between etrials
                     Worldwide, Inc. and Michael Harte

              10.8   Form of Escrow Agreement among CEA Acquisition Corporation,
                     James W. Clark, Jr., as the etrials Stockholders'
                     Representative, and Continental Stock Transfer & Trust
                     Company, as Escrow Agent

                                       17

              10.9   Agreement to File Schedules, Supplements and Exhibits

              99.1   Press release of CEA Acquisition Corporation dated August
                     22, 2005 (including unaudited financial information
                     regarding etrials Worldwide, Inc.)

              99.2   Press release of etrials Worldwide, Inc. dated August 22,
                     2005

                                       18

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 25, 2005                  CEA ACQUISITION CORPORATION

                                          By:   /s/ Robert Moreyra
                                             --------------------------------
                                          Name:  Robert Moreyra
                                          Title: Executive Vice President

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